Exhibit 99.1

Press Release — For Immediate Release
October 20, 2014

Penns Woods Bancorp, Inc. Reports Third Quarter 2014 Operating Earnings

Williamsport, PA — October 20, 2014 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. continued its solid earnings and growth during the recently completed third quarter of 2014, achieving net income of $11,725,000 for the nine months ended September 30, 2014 resulting in basic and dilutive earnings per share of $2.43.

Highlights

•
Year over year comparisons are impacted by the acquisition of Luzerne National Bank Corporation (“Luzerne”) that was effective June 1, 2013 and resulted in increases in net loans of $254,057,000; investments of $21,140,000; deposits of $279,867,000; and assets of $329,209,000 at the time of acquisition.

•
Net income from core operations (“operating earnings”), which is a non-GAAP measure of net income excluding net securities gains and bank owned life insurance gains on death benefits, increased to $3,377,000 for the three months ended September 30, 2014 compared to $3,248,000 for the same period of 2013.  Net income from core operations increased to $9,554,000 for the nine months ended September 30, 2014 compared to $9,099,000 for the same period of 2013.

•
Operating earnings per share for the three months ended September 30, 2014 were $0.70 basic and dilutive compared to $0.67 basic and dilutive for the same period of 2013.  Operating earnings per share for the nine months ended September 30, 2014 were $1.98 basic and dilutive compared to $2.13 basic and dilutive for the same period 2013.

•
Return on average assets was 1.56% for the three months ended September 30, 2014 compared to 1.08% for the corresponding period of 2013.  Return on average assets was 1.28% for the nine months ended September 30, 2014 compared to 1.39% for the corresponding period of 2013.

•
Return on average equity was 13.95% for the three months ended September 30, 2014 compared to 10.39% for the corresponding period of 2013.  Return on average equity was 11.63% for the nine months ended September 30, 2014 compared to 12.90% for the corresponding period of 2013.

“The first nine months of 2014 have been an exciting time for the Penns Woods family. We have experienced a record level of net income, while upgrading software systems, opening a branch in Loyalsock, and beginning the process of building a branch in Lewisburg. In addition, the earning asset portfolio has undergone a shift from investments to loans. Since December 2013 net loans have increased approximately $73 million while the investment portfolio has decreased approximately $55 million. This strategic action was taken as we focused on shortening the earning asset portfolio per our strategy to reduce interest rate and market price risk. We also have been working through several impaired credits in the loan portfolio which has resulted in $2,139,000 in charge-offs during the first nine months of 2014,” said Richard A. Grafmyre, CFP®, President and CEO.

A reconciliation of the non-GAAP financial measures of operating earnings, operating return on assets, operating return on equity, and operating earnings per share, described in the highlights, to the comparable GAAP financial measures is included at the end of this press release.

Net Income

Net income, as reported under GAAP, for the three and nine months ended September 30, 2014 was $4,793,000 and $11,725,000 compared to $3,246,000 and $10,589,000 for the same periods of 2013.  Results for the three and nine months ended September 30, 2014 compared to 2013 were impacted by an increase in after-tax securities gains of $1,418,000 (from a loss of $2,000 to a gain of $1,416,000) for the three month periods and an increase of $507,000 (from a gain of $1,490,000 to a gain of $1,997,000) for the nine month periods.  In addition, a gain of $174,000 on death benefits related to bank owned life insurance was recorded during the first quarter of 2014.  Basic and dilutive earnings per share for the three and nine months ended September 30, 2014 were $0.99 and $2.43 compared to $0.67 and $2.48 for the corresponding periods of 2013.  Return on average assets and return on average equity were 1.56% and 13.95% for the three months ended September 30, 2014 compared to 1.08% and 10.39% for the corresponding period of 2013. Return on average assets and return on average equity were 1.28% and 11.63% for the nine months ended September 30, 2014 compared to 1.39% and 12.90% for the corresponding period of 2013.

Net Interest Margin

The net interest margin for the three and nine months ended September 30, 2014 was 3.78% and 3.84% compared to 4.07% and 4.19% for the corresponding periods of 2013.  The net interest margin has decreased for the comparable three and nine month periods, while net interest income on a fully taxable equivalent basis has decreased $533,000 for the three months ended September 30, 2014 and increased $2,445,000 for the nine months ended September 30, 2014 compared to the corresponding periods of 2013.  Driving this increase is the growth in the loan and deposit portfolios for the nine months ended September 30, 2014 compared to the corresponding period for 2013, primarily due to growth in home equity products and the continued emphasis on core deposit growth.  The primary funding for the loan growth was an increase in core deposits.  These deposits represent a lower cost funding source than time deposits and comprise 77.90% of total deposits at September 30, 2014 compared to 75.55% at September 30, 2013.  The continued growth in core deposits has led to the total cost of deposits decreasing to 40 basis points ("bp") for the nine months ended September 30, 2014 from 50 bp for the corresponding period of 2013. The rate paid on borrowings decreased slightly due to the impact of maturities and the entering into a capital lease agreement.  The changes in the composition of the deposit and borrowing portfolios has led to the total cost of interest bearing funding decreasing to 58 bp for the nine months ended September 30, 2014 from 72 bp for the corresponding period of 2013.

“The net interest margin continues to decrease each quarter by several basis points with the net interest margin for the third quarter being 3.78% versus 3.83% for the previous quarter. The low interest rate environment has resulted in declining asset yields due to legacy assets being replaced at lower yields. To offset the impact of declining yields, we have focused on increasing earning assets by adding quality short and intermediate term loans such as home equity loans, even though these new earning assets are at lower yields than legacy assets. Active management of the investment portfolio in order to reduce interest rate and market risk is being undertaken primarily through the sale of long-term municipal bonds that have a maturity date of 2025 or later and securities with a call date within the next five years.  The proceeds generated from the strategic selling of bonds is being deployed primarily into loans with limited reinvestment into intermediate term corporate bonds and short and intermediate term municipal bonds.  Selling a portion of the long-term bond portfolio does negatively impact current earnings, but this action plays a key role in our long-term asset liability management strategy as the balance sheet is shortened to better prepare for a rising rate environment.  The funding side of the balance sheet remains focused on increasing lower cost core deposits as there is limited opportunity to reduce funding costs,” commented President Grafmyre.

Assets

Total assets increased $23,032,000 to $1,227,122,000 at September 30, 2014 compared to September 30, 2013.  Net loans increased $84,944,000 to $881,477,000 at September 30, 2014 compared to September 30, 2013 due primarily to campaigns related to increasing home equity product market share during 2013 and 2014 and growth in the commercial portfolio.  The investment portfolio decreased $51,749,000 from September 30, 2013 to September 30, 2014 due to our strategy to reduce the investment portfolio duration through the selective selling of bonds as opportunities develop. The combination of loan portfolio growth and a decrease in the size of the investment portfolio has resulted in a shortening of the overall earning asset portfolio duration consistent with a strategy to reduce the interest rate and market risk exposure to a rising rate environment.

Non-performing Loans

The non-performing loans to total loans ratio increased to 1.38% at September 30, 2014 from 0.75% at September 30, 2013.   The increase in non-performing loans to $12,294,000 at September 30, 2014 from $6,064,000 at September 30, 2013 is primarily the result of certain commercial real estate backed loans becoming non-performing.  The majority of non-performing loans are centered on several loans that are either in a secured position and have sureties with a strong underlying financial position or have a specific allocation for any impairment recorded within the allowance for loan losses.  Net loan charge-offs of $2,139,000 for the nine months ended September 30, 2014 negatively impacted the allowance for loan losses which was 1.04% of total loans at September 30, 2014. The majority of the loans charged-off had a specific allowance within the allowance for loan losses.

Deposits

Deposits increased $13,607,000 to $989,128,000 at September 30, 2014 compared to September 30, 2013. Core deposits (total deposits excluding time deposits) increased $33,529,000, while higher cost time deposits decreased $19,922,000 due to our commitment to building complete banking relationships with our customers.  Noninterest-bearing deposits increased $17,214,000 to $232,588,000 at September 30, 2014 compared to September 30, 2013.  Driving this growth is our commitment to easy-to-use products, community involvement, and emphasis on customer service.

Shareholders’ Equity

Shareholders’ equity increased $11,152,000 to $137,004,000 at September 30, 2014 compared to September 30, 2013.  The accumulated other comprehensive loss of $211,000 at September 30, 2014 from a loss of $5,606,000 at September 30, 2013 is primarily a result of an increase in unrealized gains on available for sale securities from an unrealized loss of $799,000 at September 30, 2013 to an unrealized gain of $2,514,000 at September 30, 2014.  The amount of accumulated other comprehensive gain at September 30, 2014 was also impacted by the change in net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan resulting in a decrease in the net loss of $2,082,000 to $2,725,000 at September 30, 2014.  The current level of shareholders’ equity equates to a book value per share of $28.49 at September 30, 2014 compared to $26.12 at September 30, 2013 and an equity to asset ratio of 11.16% at September 30, 2014 compared to 10.45% at September 30, 2013.  Excluding goodwill and intangibles, book value per share was $24.61 at September 30, 2014 compared to $22.18 at September 30, 2013.  Dividends declared for the three and nine months ended September 30, 2014 were $0.47 and $1.41 per share compared to $0.47 and $1.66 for the three and nine months ended September 30, 2013.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates fourteen branch offices providing financial services in Lycoming, Clinton, Centre, and Montour Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Richard A. Grafmyre, President and Chief Executive Officer
300 Market Street
Williamsport, PA 17701
	570-322-1111	e-mail: pwod@pwod.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30,
(In Thousands, Except Share Data)	2014	2013	% Change
ASSETS
Noninterest-bearing balances	$19,556	$23,073	(15.24)%
Interest-bearing deposits in other financial institutions	5,686	9,776	(41.84)%
Federal funds sold	—	195	n/a
Total cash and cash equivalents	25,242	33,044	(23.61)%

Investment securities, available for sale, at fair value	233,634	285,383	(18.13)%
Loans held for sale	1,602	1,588	0.88%
Loans	890,727	806,163	10.49%
Allowance for loan losses	(9,250)	(9,630)	(3.95)%
Loans, net	881,477	796,533	10.66%
Premises and equipment, net	21,509	18,352	17.20%
Accrued interest receivable	4,298	4,639	(7.35)%
Bank-owned life insurance	25,781	25,216	2.24%
Investment in limited partnerships	1,725	2,387	(27.73)%
Goodwill	17,104	17,104	—%
Intangibles	1,538	1,892	(18.71)%
Deferred tax asset	7,036	10,389	(32.27)%
Other assets	6,176	7,563	(18.34)%
TOTAL ASSETS	$1,227,122	$1,204,090	1.91%

LIABILITIES
Interest-bearing deposits	$756,540	$760,147	(0.47)%
Noninterest-bearing deposits	232,588	215,374	7.99%
Total deposits	989,128	975,521	1.39%

Short-term borrowings	17,213	15,060	14.30%
Long-term borrowings	71,202	70,750	0.64%
Accrued interest payable	411	435	(5.52)%
Other liabilities	12,164	16,472	(26.15)%
TOTAL LIABILITIES	1,090,118	1,078,238	1.10%

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $8.33, 15,000,000 shares authorized; 5,001,972 and 4,999,483 shares issued	41,682	41,662	0.05%
Additional paid-in capital	49,871	49,782	0.18%
Retained earnings	52,482	46,324	13.29%
Accumulated other comprehensive loss:
Net unrealized gain (loss) on available for sale securities	2,514	(799)	414.64%
Defined benefit plan	(2,725)	(4,807)	43.31%
Treasury stock at cost, 192,340 and 180,596 shares	(6,820)	(6,310)	(8.08)%
TOTAL SHAREHOLDERS’ EQUITY	137,004	125,852	8.86%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,227,122	$1,204,090	1.91%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In Thousands, Except Per Share Data)	2014	2013	% Change	2014	2013	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$9,298	$9,211	0.94%	$27,023	$23,256	16.20%
Investment securities:
Taxable	1,198	1,570	(23.69)%	4,062	4,520	(10.13)%
Tax-exempt	837	1,124	(25.53)%	2,660	3,553	(25.13)%
Dividend and other interest income	127	74	71.62%	401	208	92.79%
TOTAL INTEREST AND DIVIDEND INCOME	11,460	11,979	(4.33)%	34,146	31,537	8.27%

INTEREST EXPENSE:
Deposits	748	855	(12.51)%	2,247	2,406	(6.61)%
Short-term borrowings	5	16	(68.75)%	32	63	(49.21)%
Long-term borrowings	489	479	2.09%	1,431	1,480	(3.31)%
TOTAL INTEREST EXPENSE	1,242	1,350	(8.00)%	3,710	3,949	(6.05)%

NET INTEREST INCOME	10,218	10,629	(3.87)%	30,436	27,588	10.32%

PROVISION FOR LOAN LOSSES	460	600	(23.33)%	1,245	1,675	(25.67)%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,758	10,029	(2.70)%	29,191	25,913	12.65%

NON-INTEREST INCOME:
Service charges	620	671	(7.60)%	1,822	1,651	10.36%
Securities gains (losses), net	2,145	(3)	71,600.00%	3,025	2,257	34.03%
Bank-owned life insurance	185	199	(7.04)%	736	481	53.01%
Gain on sale of loans	602	551	9.26%	1,313	1,204	9.05%
Insurance commissions	212	286	(25.87)%	915	797	14.81%
Brokerage commissions	282	250	12.80%	804	797	0.88%
Other	878	888	(1.13)%	2,449	1,923	27.35%
TOTAL NON-INTEREST INCOME	4,924	2,842	73.26%	11,064	9,110	21.45%

NON-INTEREST EXPENSE:
Salaries and employee benefits	4,126	4,515	(8.62)%	12,796	11,025	16.06%
Occupancy	547	554	(1.26)%	1,729	1,302	32.80%
Furniture and equipment	591	422	40.05%	1,910	1,242	53.78%
Pennsylvania shares tax	232	225	3.11%	738	617	19.61%
Amortization of investments in limited partnerships	165	165	—%	496	496	—%
Federal Deposit Insurance Corporation deposit insurance	193	173	11.56%	572	421	35.87%
Marketing	144	156	(7.69)%	380	371	2.43%
Intangible amortization	82	91	(9.89)%	262	122	114.75%
Other	2,233	2,674	(16.49)%	6,495	6,195	4.84%
TOTAL NON-INTEREST EXPENSE	8,313	8,975	(7.38)%	25,378	21,791	16.46%

INCOME BEFORE INCOME TAX PROVISION	6,369	3,896	63.48%	14,877	13,232	12.43%
INCOME TAX PROVISION	1,576	650	142.46%	3,152	2,643	19.26%
NET INCOME	$4,793	$3,246	47.66%	$11,725	$10,589	10.73%

EARNINGS PER SHARE - BASIC AND DILUTED	$0.99	$0.67	47.76%	$2.43	$2.48	(2.02)%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	4,820,346	4,818,494	0.04%	4,820,041	4,272,989	12.80%

DIVIDENDS DECLARED PER SHARE	$0.47	$0.47	—%	$1.41	$1.66	(15.06)%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	Three Months Ended
	September 30, 2014			September 30, 2013
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$30,567	$337	4.38%	$22,688	$263	4.60%
All other loans	844,062	9,076	4.27%	774,355	9,037	4.63%
Total loans	874,629	9,413	4.27%	797,043	9,300	4.63%

Federal funds sold	—	—	—%	355	—	—%

Taxable securities	153,280	1,319	3.44%	184,325	1,637	3.55%
Tax-exempt securities	93,825	1,268	5.41%	112,432	1,703	6.06%
Total securities	247,105	2,587	4.19%	296,757	3,340	4.50%

Interest-bearing deposits	11,140	6	0.21%	10,783	7	0.26%

Total interest-earning assets	1,132,874	12,006	4.21%	1,104,938	12,647	4.55%

Other assets	97,596			94,928

TOTAL ASSETS	$1,230,470			$1,199,866

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$141,558	16	0.04%	$141,526	44	0.12%
Super Now deposits	181,011	142	0.31%	163,422	177	0.43%
Money market deposits	212,377	145	0.27%	207,684	144	0.28%
Time deposits	219,257	445	0.81%	238,551	490	0.81%
Total interest-bearing deposits	754,203	748	0.39%	751,183	855	0.45%

Short-term borrowings	21,250	12	0.22%	20,568	16	0.31%
Long-term borrowings	71,202	482	2.65%	70,750	479	2.65%
Total borrowings	92,452	494	2.09%	91,318	495	2.12%

Total interest-bearing liabilities	846,655	1,242	0.58%	842,501	1,350	0.63%

Demand deposits	233,415			214,897
Other liabilities	12,926			17,513
Shareholders’ equity	137,474			124,955

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,230,470			$1,199,866
Interest rate spread			3.63%			3.92%
Net interest income/margin		$10,764	3.78%		$11,297	4.07%

	Three Months Ended September 30,
	2014	2013
Total interest income	$11,460	$11,979
Total interest expense	1,242	1,350
Net interest income	10,218	10,629
Tax equivalent adjustment	546	668
Net interest income (fully taxable equivalent)	$10,764	$11,297

	Nine Months Ended
	September 30, 2014			September 30, 2013
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$28,042	$929	4.43%	$22,069	$761	4.61%
All other loans	813,859	26,410	4.34%	623,047	22,754	4.88%
Total loans	841,901	27,339	4.34%	645,116	23,515	4.87%

Federal funds sold	228	—	—%	152	—	—%

Taxable securities	168,376	4,435	3.51%	174,977	4,714	3.59%
Tax-exempt securities	96,503	4,030	5.57%	119,799	5,383	5.99%
Total securities	264,879	8,465	4.26%	294,776	10,097	4.57%

Interest-bearing deposits	11,364	28	0.33%	7,628	14	0.25%

Total interest-earning assets	1,118,372	35,832	4.28%	947,672	33,626	4.74%

Other assets	102,001			69,942

TOTAL ASSETS	$1,220,373			$1,017,614
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$141,057	67	0.06%	$111,242	96	0.12%
Super Now deposits	182,445	449	0.33%	150,220	521	0.46%
Money market deposits	210,346	417	0.27%	174,991	408	0.31%
Time deposits	225,615	1,314	0.78%	200,688	1,381	0.92%
Total interest-bearing deposits	759,463	2,247	0.40%	637,141	2,406	0.50%

Short-term borrowings	18,929	32	0.23%	21,235	63	0.40%
Long-term borrowings	71,202	1,431	2.65%	72,607	1,480	2.69%
Total borrowings	90,131	1,463	2.14%	93,842	1,543	2.17%

Total interest-bearing liabilities	849,594	3,710	0.58%	730,983	3,949	0.72%

Demand deposits	222,259			161,948
Other liabilities	14,065			15,208
Shareholders’ equity	134,455			109,475
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,220,373			$1,017,614
Interest rate spread			3.70%			4.02%
Net interest income/margin		$32,122	3.84%		$29,677	4.19%

	Nine Months Ended September 30,
	2014	2013
Total interest income	$34,146	$31,537
Total interest expense	3,710	3,949
Net interest income	30,436	27,588
Tax equivalent adjustment	1,686	2,089
Net interest income (fully taxable equivalent)	$32,122	$29,677

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Operating Data
Net income	$4,793	$3,463	$3,469	$3,495	$3,246
Net interest income	10,218	10,131	10,087	10,447	10,629
Provision for loan losses	460	300	485	600	600
Net security gains (losses)	2,145	487	393	160	(3)
Non-interest income, ex. net security gains	2,779	2,442	2,818	2,772	2,845
Non-interest expense	8,313	8,422	8,643	8,476	8,975

Performance Statistics
Net interest margin	3.78%	3.83%	3.96%	3.98%	4.07%
Annualized return on average assets	1.56%	1.13%	1.15%	1.16%	1.08%
Annualized return on average equity	13.95%	10.29%	10.58%	10.99%	10.39%
Annualized net loan charge-offs to average loans	0.01%	—%	1.06%	0.04%	0.19%
Net charge-offs	21	9	2,109	87	374
Efficiency ratio	63.3%	66.3%	66.3%	63.4%	65.9%

Per Share Data
Basic earnings per share	$0.99	$0.72	$0.72	$0.73	$0.67
Diluted earnings per share	0.99	0.72	0.72	0.73	0.67
Dividend declared per share	0.47	0.47	0.47	0.47	0.47
Book value	28.49	28.17	27.45	26.52	26.12
Common stock price:
High	48.79	48.37	50.95	53.99	49.89
Low	42.25	43.21	43.19	47.03	42.76
Close	42.25	47.10	48.78	51.00	49.82
Weighted average common shares:
Basic	4,820	4,820	4,820	4,819	4,818
Fully Diluted	4,820	4,820	4,820	4,819	4,818
End-of-period common shares:
Issued	5,002	5,001	5,001	5,000	4,999
Treasury	192	181	181	181	181

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Financial Condition Data:
General
Total assets	$1,227,122	$1,222,847	$1,217,137	$1,211,995	$1,204,090
Loans, net	881,477	847,521	812,091	808,200	796,533
Goodwill	17,104	17,104	17,104	17,104	17,104
Intangibles	1,538	1,621	1,709	1,801	1,892
Total deposits	989,128	981,826	983,026	973,002	975,521
Noninterest-bearing	232,588	228,758	218,740	217,377	215,374

Savings	141,170	141,362	142,030	138,621	142,193
NOW	183,056	176,066	191,191	177,996	169,974
Money Market	213,725	212,782	202,893	203,786	209,469
Time Deposits	218,589	222,858	228,172	235,222	238,511
Total interest-bearing deposits	756,540	753,068	764,286	755,625	760,147

Core deposits*	770,539	758,968	754,854	737,780	737,010
Shareholders’ equity	137,004	135,802	132,305	127,815	125,852

Asset Quality
Non-performing assets	$12,294	$11,979	$10,614	$9,678	$6,064
Non-performing assets to total assets	1.00%	0.98%	0.87%	0.80%	0.50%
Allowance for loan losses	9,250	8,811	8,520	10,144	9,630
Allowance for loan losses to total loans	1.04%	1.03%	1.04%	1.24%	1.19%
Allowance for loan losses to non-performing loans	75.24%	73.55%	80.27%	104.82%	158.81%
Non-performing loans to total loans	1.38%	1.40%	1.29%	1.18%	0.75%

Capitalization
Shareholders’ equity to total assets	11.16%	11.11%	10.87%	10.55%	10.45%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in Thousands, Except Per Share Data)	2014	2013	2014	2013
GAAP net income	$4,793	$3,246	$11,725	$10,589
Less: net securities and bank-owned life insurance gains (losses), net of tax	1,416	(2)	2,171	1,490
Non-GAAP operating earnings	$3,377	$3,248	$9,554	$9,099

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Return on average assets (ROA)	1.56%	1.08%	1.28%	1.39%
Less: net securities and bank-owned life insurance gains (losses), net of tax	0.46%	—%	0.24%	0.20%
Non-GAAP operating ROA	1.10%	1.08%	1.04%	1.19%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Return on average equity (ROE)	13.95%	10.39%	11.63%	12.90%
Less: net securities and bank-owned life insurance gains (losses), net of tax	4.12%	(0.01)%	2.16%	1.82%
Non-GAAP operating ROE	9.83%	10.40%	9.47%	11.08%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Basic earnings per share (EPS)	$0.99	$0.67	$2.43	$2.48
Less: net securities and bank-owned life insurance gains (losses), net of tax	0.29	—	0.45	0.35
Non-GAAP basic operating EPS	$0.70	$0.67	$1.98	$2.13

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Dilutive EPS	$0.99	$0.67	$2.43	$2.48
Less: net securities and bank-owned life insurance gains (losses), net of tax	0.29	—	0.45	0.35
Non-GAAP dilutive operating EPS	$0.70	$0.67	$1.98	$2.13